SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20552

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2001

HEARx LTD.

(Exact name of registrant as specified in its charter)

DELAWARE	0-16453	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

1250 Northpoint Parkway
West Palm Beach, Florida 33407
(561) 478-8770

(Address, including zip code, and telephone number
of principal executive offices)

Item 5. Other Events.

     On December 13, 2001, the Registrant completed a transaction involving an exchange and redemption of certain of its outstanding convertible preferred stock. The Registrant issued a press release, attached hereto as Exhibit 99 and incorporated herein, publicly announcing the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Designations, Preferences and Rights of Series J Preferred Stock of HEARx Ltd.

10.1	Exchange and Redemption Agreement by and between the Registrant and Advantage Fund II Ltd., dated as of December 4, 2001.

10.2	Escrow Agreement by and among the Registrant, Advantage Fund II Ltd. and American Stock Transfer & Trust Company, as Escrow Agent, dated as of December 13, 2001.

10.3	Registration Rights Agreement by and between the Registrant and Advantage Fund II Ltd., dated as of December 13, 2001.

10.4	Release by and between the Registrant and Advantage Fund II Ltd., dated as of December 13, 2001.

99	Press release of December 13, 2001.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEARx Ltd.

DATE: December 26, 2001	By: /s/ Paul A. Brown Paul A. Brown, M.D. Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Certificate of Designations, Preferences and Rights of Series J Preferred Stock of HEARx Ltd.

10.1	Exchange and Redemption Agreement by and between the Registrant and Advantage Fund II Ltd., dated as of December 4, 2001.

10.2	Escrow Agreement by and among the Registrant, Advantage Fund II Ltd. and American Stock Transfer & Trust Company, as Escrow Agent, dated as of December 13, 2001.

10.3	Registration Rights Agreement by and between the Registrant and Advantage Fund II Ltd., dated as of December 13, 2001.

10.4	Release by and between the Registrant and Advantage Fund II Ltd., dated as of December 13, 2001.

99	Press release of December 13, 2001.